                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 1, 1996
                                                  ---------------


                           COMPLETE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)



           NEW YORK                    0-27260                    11-3149119
-----------------------------     -------------------      ---------------------
(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)


         254 West 31st Street, New York, New York          10001-2813
--------------------------------------------------------------------------------
          (Address of principal executive office)          (Zip Code)


                                 (212) 868-1188
--------------------------------------------------------------------------------
              Registrant's telephone number, including area code:


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            Financial Statements of Business Acquired:

                  The financial statements of Advanced Alliance Management Corp. listed on page F-2 hereof.

            Pro Forma Financial Information:

                  The unaudited pro forma combined financial statements of Complete Management, Inc. and its subsidiaries listed on page PFF-1 hereof.

                        INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page
                                                                                                        --------
ADVANCED ALLIANCE MANAGEMENT CORP.
   Report of Independent Public Accountants .........................................................     F-2
   Consolidated Balance Sheets as of December 31, 1994, 1995, and September 30, 1996 (Unaudited) ....     F-3
   Consolidated Statements of Income for the years ended December 31, 1994 and 1995 and for the nine
     month periods ended September 30, 1995 and 1996 (Unaudited)  ...................................     F-4
   Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994 and 1995 and
     for the nine month period ended September 30, 1996 (Unaudited)  ................................     F-5
   Consolidated Statements of Cash Flows for the year ended December 31, 1994 and 1995 and the nine
     month periods ended September 30, 1995 and 1996 (Unaudited)  ...................................     F-6
   Notes to Consolidated Financial Statements .......................................................     F-7
COMPLETE MANAGEMENT, INC.
   Explanatory note .................................................................................   PFF-1
   Unaudited Pro Forma Combined Balance Sheet as at September 30, 1996 ..............................   PFF-2
   Unaudited Pro Forma Combined Statements of Income for the year ended December 31, 1995 and for the
     nine month period ended September 30, 1996 .....................................................   PFF-3



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Advanced Alliance Management Corp.:

We have audited the accompanying balance sheets of Advanced Alliance Management Corp. (a New York corporation) as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Alliance Management Corp. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                           ARTHUR ANDERSEN LLP
New York, New York
October 18, 1996

                      ADVANCED ALLIANCE MANAGEMENT CORP.
                             BALANCE SHEETS AS OF
          DECEMBER 31, 1994, 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                   December 31,          September 30,
                                                            -------------------------    ---------------
                                                                1994         1995             1996
                                                             ----------   -----------    ---------------
                                                                                          (Unaudited)
                                                 Assets
Current assets:
Cash and Cash Equivalents (Note 2)  ......................    $      --    $  73,234       $        --
Accounts Receivable:
     Others  .............................................     161,402       220,356          843,486
     Related Parties  ....................................     109,071       189,444          442,467
Note Receivable from Stockholder (Note 7)  ...............          --        30,500            7,625
Prepaid Expenses  ........................................      17,500         8,108               --
                                                             ----------   -----------    ---------------
          Total Current Assets  ..........................     287,973       521,642        1,293,578
Note Receivable from Stockholder, less current portion  ..          --        30,500               --
Property and Equipment (Note 3)  .........................     279,470       395,438          432,555
Less: Accumulated Depreciation  ..........................     (82,435)     (157,619)        (220,768)
                                                             ----------   -----------    ---------------
          Property and Equipment, Net  ...................     197,035       237,819          211,787
Management Agreement  ....................................          --            --        2,025,254
Other Assets  ............................................       9,972         9,972           11,972
                                                             ----------   -----------    ---------------
          TOTAL ASSETS  ..................................    $494,980     $ 799,933       $3,542,591
                                                             ==========   ===========    ===============
                                  Liabilities and stockholders' equity
Current liabilities:
Accounts Payable:
     Others  .............................................    $ 37,537     $ 127,470       $  957,267
     Related Parties  ....................................      37,689        14,489               --
Accrued Expenses  ........................................      93,702        43,875          593,751
Due to Related Parties  ..................................          --            --          443,809
Note Payable to Stockholder (Note 6)  ....................          --        40,664               --
Current Portion of Capital Lease Obligations (Note 4)  ...      43,578        48,905           35,390
                                                             ----------   -----------    ---------------
          Total Current Liabilities  .....................     212,506       275,403        2,030,217
Capital Lease Obligations, less current portion (Note 4)       129,766        80,861           63,481
                                                             ----------   -----------    ---------------
          TOTAL LIABILITIES  .............................     342,272       356,264        2,093,698
Common Stock, no par value, 200 shares authorized, 40
   shares issued and outstanding as of December 31, 1994;
   and 45 shares issued and outstanding as of December 31,
   1995; and 59 shares issued and outstanding as of
   September 30, 1996 (Unaudited) ........................      78,000       139,000        2,164,254
Retained Earnings (Deficit)  .............................      74,708       365,669         (715,361)
                                                             ----------   -----------    ---------------
                                                               152,708       504,669        1,448,893
Less: Treasury Stock, at cost, 0 shares as of December
   31, 1994; and 5 shares as of December 31, 1995; and 0
   shares as of September 30, 1996 (Unaudited) (Note 6) ..          --       (61,000)              --
                                                             ----------   -----------    ---------------
                                                               152,708       443,669        1,448,893
                                                             ----------   -----------    ---------------
          TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY ........................    $494,980     $ 799,933       $3,542,591
                                                              =========   ===========    ===============


   The accompanying notes are an integral part of the financial statements.

                      ADVANCED ALLIANCE MANAGEMENT CORP.
          STATEMENTS OF INCOME FOR THE YEARS DECEMBER 31, 1994, 1995
    AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)


                                                        December 31,          Nine Months Ended September 30,
                                                ----------------------------   ------------------------------
                                                     1994           1995           1995            1996
                                                 ------------   ------------    ------------   --------------
                                                                                        (Unaudited)
Revenue
     Others  .................................    $1,869,759     $2,645,692     $2,213,812      $ 2,468,953
     Related parties  ........................     3,434,798      3,884,525      2,900,407        3,112,034
                                                 ------------   ------------    ------------   --------------
                                                   5,304,557      6,530,217      5,114,219        5,580,987
                                                 ------------   ------------    ------------   --------------
Cost of Revenue  .............................     3,442,932      3,905,168      2,919,932        4,712,530
General and Administrative expenses  .........     1,632,777      2,128,860      1,843,117        1,722,071
Expenses paid to related parties  ............       174,356        193,880         64,604          116,798
                                                 ------------   ------------    ------------   --------------
                                                   5,250,065      6,227,908      4,827,653        6,551,399
                                                 ------------   ------------    ------------   --------------
Operating income (loss)  .....................        54,492        302,309        286,566         (970,412)
Other expense  ...............................        15,368             --             --           63,770
Interest expense  ............................        14,009         10,803          7,309            6,848
                                                 ------------   ------------    ------------   --------------
Income (loss) before provision of income tax          25,115        291,506        279,257       (1,041,030)
Provision of income tax  .....................           492            545             --               --
                                                 ------------   ------------    ------------   --------------
Net income (loss)  ...........................    $   24,623     $  290,961     $  279,257      $(1,041,030)
                                                 ============   ============    ============   ==============
Net income (loss) per share  .................    $      456     $    5,595     $    5,476      $   (17,949)
Weighted Average number of shares
   outstanding ...............................            54             52             51               58
Pro forma information (unaudited):
     Net income (loss) (historical)  .........    $   24,623     $  290,961     $  279,257      $(1,041,030)
     Pro forma adjustments -- income taxes  ..        41,000        120,000        115,172               --
                                                 ------------   ------------    ------------   --------------
     Pro forma net (loss) income  ............    $  (16,377)    $  170,961     $  164,085      $(1,041,030)
                                                 ============   ============    ============   ==============
     Pro forma (loss) earnings per share  ....    $     (303)    $    3,287     $    3,217      $   (17,949)
     Pro forma weighted average number of
        shares outstanding ...................            54             52             51               58
                                                 ============   ============    ============   ==============


   The accompanying notes are an integral part of the financial statements.

                      ADVANCED ALLIANCE MANAGEMENT CORP.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1994, 1995
         AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                                             Common Stock                Treasury Stock
                                        Number                        Number                        Retained
                                       of Shares       Amount       of Shares       Amount      Earnings/Deficit       Total
                                      -----------   ------------    -----------   -----------   ----------------   -------------
Balance at December 31, 1993  .....       40         $   78,000                    $              $    50,085       $   128,085
Net income for the year ended
  December 31, 1994 ...............       --                 --         --               --            24,623            24,623
                                      -----------   ------------    -----------   -----------   ----------------   -------------
Balance at December 31, 1994  .....       40         $   78,000         --               --            74,708           152,708
Purchase of Treasury Stock  .......                          --         (5)         (61,000)               --           (61,000)
Issuance of Common Stock  .........        5             61,000         --               --                --            61,000
Net Income for the year ended
  December 31, 1995 ...............       --                 --         --               --           290,961           290,961
                                      -----------   ------------    -----------   -----------   ----------------   -------------
Balance at December 31, 1995  .....       45         $  139,000         (5)        $(61,000)      $   365,669       $   443,669
Issuance of Common Stock
  (Unaudited) .....................        5             61,000         --               --                --            61,000
Retirement of Treasury Stock
  (Unaudited) .....................       (5)           (61,000)         5           61,000                --                --
Issuance of Common Stock in
  exchange for management agreement
  (unaudited) .....................       14          2,025,254         --               --                --         2,025,254
Dividends (unaudited)  ............       --                 --         --               --           (40,000)          (40,000)
Net loss for the nine months ended
  September 30, 1996 (unaudited) ..       --                 --         --               --        (1,041,030)       (1,041,030)
                                      -----------   ------------    -----------   -----------   ----------------   -------------
Balance at September 30, 1996
  (unaudited) .....................       59         $2,164,254         --         $     --       $  (715,361)      $ 1,448,893
                                      ===========   ============    ===========   ===========   ================   =============

   The accompanying notes are an integral part of the financial statements.

                      ADVANCED ALLIANCE MANAGEMENT CORP.
                           STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1994, 1995
    AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)


                                            Year Ended December 31,   Nine Months Ended September 30,
                                           -------------------------   ------------------------------
                                               1994         1995           1995            1996
                                            ----------   -----------    -----------   ---------------
                                                                                (Unaudited)
Operating Activities
Net Income  .............................    $ 24,623     $ 290,961     $ 279,257      $ (1,041,030)
Adjustments to reconcile net income to
  net cash provided operating activities:
     Depreciation  ......................      34,063        75,184        52,500           63,149
     Loss on sale of property  ..........      15,368            --            --               --
     Changes in operating assets and
        liabilities:
        Accounts receivable .............     (16,473)     (139,327)     (262,982)        (876,153)
        Prepaid expenses ................     (17,500)        9,392       (10,974)           8,108
        Other Assets ....................      (6,648)           --         9,972           (2,000)
        Accounts payable ................     (11,446)       66,733        50,974          815,308
        Accrued expenses ................        (666)      (49,827)        4,099          549,876
        Due to related parties ..........          --            --            --          443,809
                                            ----------   -----------    -----------   ---------------
Net cash provided by (used in) operating
   activities ...........................      21,321       253,116       122,846          (38,933)
Investing activities
Purchases of property and equipment  ....          --      (115,968)      (44,818)         (37,117)
Proceeds from note receivable  ..........          --            --            --           73,711
                                            ----------   -----------    -----------   ---------------
Net cash provided by (used in) investing
   activities ...........................          --      (115,968)      (44,818)          36,594
                                            ----------   -----------    -----------   ---------------
Financing activities
Payment of note payable to a stockholder           --       (20,336)       (7,626)              --
Dividends Paid  .........................          --            --            --          (40,000)
Principal payment under capital lease
   obligations ..........................     (22,792)      (43,578)      (24,638)         (30,895)
                                            ----------   -----------    -----------   ---------------
Net cash used in financing activities  ..     (22,792)      (63,914)      (32,264)         (70,895)
                                            ----------   -----------    -----------   ---------------
Net (decrease) increase in cash  ........      (1,471)       73,234        45,764          (73,234)
Cash and cash equivalents at the
   beginning of the period ..............       1,471            --            --           73,234
                                            ----------   -----------    -----------   ---------------
Cash and cash equivalents at the end of
   the period ...........................    $      0     $  73,234     $  45,764      $         0
                                            ==========   ===========    ===========   ===============
Supplemental disclosures of cash flow
   information
Cash paid during the period for:
     Interest  ..........................    $ 14,654     $  13,868     $   7,309      $     6,848
     Taxes  .............................         475           492           492              498
Noncash activities:
     Investment in Capital Lease  .......    $ 68,500     $       --    $       --     $         --
     Note payable to stockholder  .......          --        61,000        61,000               --
     Note receivable from stockholder  ..          --        61,000        61,000           20,336
     Issuance of stock in exchange for
        management agreement ............          --            --            --        2,025,254


   The accompanying notes are an integral part of the financial statements.

                      ADVANCED ALLIANCE MANAGEMENT CORP.

                        NOTES TO FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
         AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

1. DESCRIPTION OF BUSINESS

   Advanced Alliance Management Corp. ("AAMC" or the "Company") was incorporated on July 15, 1988 in the state of New York. The Company was formed for the purpose of offering practice management services to Northern Metropolitan Radiology Associates, P.C. ("NMRA"), an entity under common ownership, which provides expertise in various radiological subspecialties including, but not limited to: neuroradiology, mammography, and interventional, pediatric and nuclear radiology. Presently, the Company offers a variety of practice management and other services to its hospital and physician-group client base. These services include: billing and collection, transcription, provision of ultrasound, x-ray and nuclear medicine technicians, mobile x-ray services, non-medical personnel staffing, OSHA compliance and credentialling.

2. SIGNIFICANT ACCOUNTING POLICIES

   Revenue Recognition

   Revenues are recognized when services are rendered for all but billing and collection services. Revenue earned from billing and collection services rendered are recognized only upon the collection of the customers' accounts receivable balance by AAMC.

   Property and Equipment

   Medical equipment, office furniture and computer equipment are depreciated on the straight-line basis over the estimated useful lives of the assets (generally 5 years).

   Cash and Cash Equivalents

   The Company considers all highly liquid financial instruments with a maturity of three months or less, when purchased, to be cash equivalents.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income Taxes

   Income taxes are determined under the liability method as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109 deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis assets and liabilities.

   Recently Issued Accounting Standards

   During March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long lived assets and certain identifiable intangibles to be disposed of. SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995, although earlier application is encouraged. The Company does not expect that the adoption of SFAS 121 will have a material effect on its financial statements.

   Earnings Per Share

   Earnings per share are computed using the weighted average number of common shares outstanding.

                       ADVANCED ALLIANCE MANAGEMENT CORP.

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

3. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following at December 31, 1994 and 1995:

                                               1994                   1995
                                            ----------             -----------
Medical equipment  .............             $270,898              $ 369,172
Office furniture  ..............                1,506                 15,375
Computer equipment  ............                7,066                 10,891
                                            ----------             -----------
                                              279,470                395,438
Less: accumulated depreciation                (82,435)              (157,619)
                                            ----------             -----------
Property and equipment, net  ...             $197,035              $ 237,819
                                            ==========             ===========


4. CAPITAL LEASE OBLIGATIONS

   The Company leases medical and other equipment under capital leases expiring through November 1998. At December 31, 1995, future minimum lease payments including interest at 11% to 12% annually, were as follows:

     Year ended December 31,
      ----------------------
1996  .............................               $ 61,248
1997  .............................                 61,248
1998  .............................                 26,288
                                                  ----------
                                                   148,784
Less: Amount representing interest                 (19,018)
                                                  ----------
                                                  $129,766


5. OPERATING LEASE OBLIGATIONS

   The Company leases medical and other equipment under operating leases on a month-to-month basis. Medical and other equipment rental amounted to approximately $161,943 and $78,338 for the years ended December 31, 1995 and 1994, respectively.

6. TREASURY STOCK/NOTE PAYABLE TO FORMER SHAREHOLDER

   In March 1995, the Company purchased five shares of its previously issued stock. The purchase price of $61,000, in the form of a note, is payable in 24 equal monthly installments commencing in April 1995. At December 31, 1995, the balance due to the former shareholder was approximately $41,000. The treasury shares were then retired by the Company.

   Subsequent to year end, the former shareholder purchased five new shares of the Company's previously unissued common stock. As consideration for these shares, the balance of the note payable due to the shareholder was forgiven and a note approximating $20,000 was provided to the Company.

7. NOTES RECEIVABLE FROM RELATED PARTY

   In July 1995, five shares of the Company's unissued common stock was sold to an unrelated party for $61,000. The consideration received for the shares was in the form of a note due in 24 equal monthly payments commencing in July 1995. Subsequent to December 31, 1995, the repayment terms of the note were modified to commence in January 1996. At December 31, 1995, the entire $61,000 face amount of the note was due.

                       ADVANCED ALLIANCE MANAGEMENT CORP.

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

8. PROFIT-SHARING PLAN

   All eligible employees of the Company who meet certain requirements with respect to age and years of service are covered under the NMRA Profit-Sharing Plan and Trust. AAMC's contributions to the plan are determined annually by the Board of Directors. The Company made no contributions and $56,702 to the plan for the years ended December 31, 1995 and 1994, respectively.

9. RELATED PARTY TRANSACTIONS

   Sales to NMRA and its divisions and subsidiaries under common ownership totaled approximately $3,885,000 or 59% of total sales and approximately $3,435,000 or 63% of total sales for the years ended December 31, 1995 and 1994, respectively.

   The Company leases its office space, on a month-to-month basis, from Northern Metropolitan Service Corporation ("NMSC"), a related party. During the year ended December 31, 1994, the Company paid no rent expense to NMSC. Rent expense for the year ended December 31, 1995 was approximately $82,000.

   Certain operating expenses of the Company are paid to a related party. Such operating expenses amounted to $193,880 and $174,356 for the years ended December 31, 1995 and 1994, respectively.

   As described in Note 8, the employees of the Company are covered under the NMRA Profit Sharing Plan and Trust.

10. INCOME TAXES

   Commencing July 15, 1988, the Company elected to be treated as a Subchapter S Corporation and use the cash method of accounting under applicable sections of the Internal Revenue Code for federal income tax purposes. In addition, the Company elected to be treated for New York State and New Jersey State income tax purposes as a Subchapter S Corporation. As such, in lieu of corporate income taxes, the shareholders of the Company report their proportionate share of the Company's income or loss on their personal income tax returns. Consequently, no provision is made for federal income taxes and a statutory minimum provision is made for state income taxes.

   Immediately after the transfer of ownership discussed in Note 12, the Company will no longer be treated as a Subchapter S Corporation or be eligible to use the cash method of accounting. The accompanying consolidated financial statements reflect a provision for income taxes on a pro forma basis as if the Company was liable for federal, state and local income taxes as an accrual basis taxable corporate entity throughout the years presented. The proforma adjustments reflected in the income statement for the year ended December 31, 1994 includes a $30,000 income tax liability which would have resulted due to the change from the cash to the accrual method of accounting and from a nontaxable to taxable entity as of January 1, 1994.

   The pro forma income taxes represent the liability which would have occurred if the Company was a taxable entity from January 1, 1994.

   The following summarizes pro forma income taxes provision:

   Pro forma income tax adjustment:

                                  For the year ended       For the year ended
                                   ------------------       ------------------
                                         1994                     1995
                                   ------------------       ------------------
Current
     Federal  ..............            $30,000                 $ 89,000
     State  ................             11,000                   31,000
                                   ------------------       ------------------
Total income tax provision              $41,000                 $120,000

                       ADVANCED ALLIANCE MANAGEMENT CORP.

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

10. INCOME TAXES  - (Continued)

   The pro forma provision for income taxes differs from the amounts computed by applying federal statutory rates due to the following:

                                                      For the year ended       For the year ended
                                                    ----------------------   ----------------------
                                                             1994                     1995
                                                             -----                    -----
Pro forma provision computed at the federal
  statutory rate ................................            34.0%                    34.0%
Pro forma state income taxes, net of federal tax
  benefit .......................................             7.5%                     7.5%
                                                             -----                    -----
Total  ..........................................            41.5%                    41.5%


11. GOVERNMENT REGULATION

   The healthcare industry is highly regulated. Requirements pertaining to the ownership, operation and acquisition of medical equipment and the provision of medical practice management services vary from state to state, including licensing regulations, third-party payor regulations, corporate practice of medicine, fee splitting, physician self-referral, anti-kickback laws and regulations in certain jurisdictions requiring certificates of need for certain types of "healthcare facilities" and "major medical equipment".

12. SUBSEQUENT EVENTS

   On October 2, 1996, the Company was acquired by Complete Management, Inc. ("CMI") for approximately $8.5 million of consideration (the "Acquisition"). CMI, a New York corporation, provides comprehensive management services primarily to high volume medical practices in New York State. These services include development, administration and leasing of medical offices and equipment, staffing and supervision of non-medical personnel, accounting, billing and collection, and development and implementation of practice growth and marketing strategies. Directly prior to the Acquisition, in September 1996, the Company issued 3.5 shares to each of four shareholders of NMRA for a nominal amount, and, entered into a formal 30 year management agreement with NMRA. As a result of these series of transactions, approximately $2.0 million has been assigned to the management agreement and will be amortized over a period not to exceed 20 years. The value assigned to the management agreement is based upon the fair value per share of the Company's outstanding common stock based upon the Acquisition price.

13. UNAUDITED INTERIM PERIODS PRESENTED

   The interim consolidated financial statements for the nine months periods ended September 30, 1995 and 1996 are unaudited. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation have been included. Operating results for the nine months period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

14. SIGNIFICANT EVENTS (UNAUDITED)

   During September 1996, the Company paid substantially all of its employees (approximately 183 persons) a bonus aggregating approximately $473,646 for past services. Such amount has been charged to operations.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION



                                EXPLANATORY NOTE



   The Unaudited Pro Forma Combined Balance Sheet of CMI at September 30, 1996 and the Unaudited Pro Forma Combined Statements of Income of CMI for the year ended December 31, 1995 and the nine months ended September 30, 1996 which are set forth below, give effect to all of the acquisitions consummated through November 15, 1996, consisting of the MMI Merger, the AAMC Merger and the Other Acquisitions, based upon the assumptions set forth below, and in the notes to such statements. These acquisitions have each been accounted for as a "purchase." However, because CMI and MMI have a common control group, that portion of the assets of MMI attributable to such control group, approximately 39.0% of total assets, was acquired at a carryover historical basis. The excess of purchase price over the value of the remaining net assets acquired as if these acquisitions occurred on December 31, 1995, is estimated at approximately $21,843,000, and will be amortized over various periods based upon appraisals and valuations by qualified independent parties. A period of 20 years has been assumed for the amortization, for the purpose of the pro forma financial statements. The unaudited pro forma financial statements reflect amortization expense of such excess in the amount of $1,092,000 for the year ended December 31, 1995. The unaudited pro forma combined financial information assumes that (i) the AAMC Merger and the Other Post 9/30/96 Acquisition were completed at September 30, 1996 for the Unaudited Pro Forma Combined Balance Sheet as of September 30, 1996, (ii) the MMI Merger, the AAMC Merger and Other Acquisitions were completed at January 1, 1995 for the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1995, and (iii) the AAMC Merger and Other Acquisitions were completed at January 1, 1996 for the Unaudited Pro Forma Combined Statement of Income for the nine month period ended September 30, 1996. The unaudited pro forma financial information has been included pursuant to the requirements set forth in applicable rules of the SEC and is provided for comparative purposes only. The unaudited pro forma financial information presented is based upon the respective historical consolidated financial statements of CMI and the acquired companies and should be read in conjunction with such financial statements and related notes thereto to the extent included in this document. The Company believes that the accompanying unaudited pro forma combined financial information contains all the material adjustments necessary to fairly present the financial position of CMI as of December 31, 1995. The unaudited pro forma financial information presented does not purport to be indicative of the financial position or operating results which would have been achieved had the acquisitions taken place at the dates indicated and should not be construed as representative of the Company's financial position or results of operations for any future date or period.

   The unaudited pro forma adjustments are based on available information and upon certain assumptions that the Company believes are reasonable under the circumstances; however, the actual recording of the acquisitions will be based on ultimate appraisals, evaluations and estimates of fair values. If these appraisals and evaluations identify assets with lives shorter than 20 years, such assets will be amortized over their expected useful lives. Periodically, but no less than quarterly, the Company will evaluate the relative fair market value of the intangible assets identified (including goodwill, if any) in its acquisitions by estimating the future earning streams of the related business lines and comparing the present value of the result of that estimation to the stated value of the related assets. Impairments, if any, will be charged to operations when identified.


                                     PFF-1

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                           AS AT SEPTEMBER 30, 1996
                                (IN THOUSANDS)


                                                                              Pro forma Combined
                                                       Actual           -------------------------------
                                               ----------------------                      CMI, AAMC
                                                                                            & Other
                                                                                         Post 9/30/96
                                                   CMI         AAMC      Adjustments      Acquisition
                                                ----------   --------    -------------   --------------
                                                                  (1)
Cash and cash equivalents  ..................    $ 11,792     $   --       $(5,290)(2)     $  6,502
Marketable securities  ......................      25,177         --                         25,177
Notes receivable from related party --
  current ...................................       1,953          8                          1,961
Accounts receivable -- current, net  ........      16,436      1,286                         17,722
Other current assets  .......................       1,998         --                          1,998
                                                ----------   --------    -------------   --------------
   Total current assets .....................      57,356      1,294        (5,290)          53,360
Notes receivable from related party --
   non-current ..............................          67         --                             67
Accounts receivable -- non-current, net  ....      23,172         --                         23,172
Marketable securities held to maturity --
   non-current ..............................         674         --                            674
Property and equipment, net  ................       6,544        212                          6,756
Purchase price in excess of net assets
   acquired .................................      12,068         --         9,444(3)        21,512
Deferred & debt issuance costs  .............       4,692      2,025                          6,717
Other long-term assets  .....................         635         12                            647
                                                ----------   --------    -------------   --------------
     Total assets  ..........................    $105,208     $3,543       $ 4,154         $112,905
                                                ==========   ========    =============   ==============
Notes payable  ..............................    $     --     $   --       $    --         $     --
Accounts payable and accrued expenses  ......       1,845      1,551                          3,396
Income taxes payable  .......................       2,354         --                          2,354
Due to clients, related parties  ............          --        444                            444
Deferred income taxes -- current  ...........       5,103         --                          5,103
Current portion of long-term debt  ..........         317         --                            317
Current portion of obligations under capital
   leases ...................................         522         35                            557
                                                ----------   --------    -------------   --------------
     Total current liabilities  .............      10,141      2,030            --           12,171
Deferred income taxes -- non-current  .......       5,165         --                          5,165
Long-term debt, less current portion  .......         398         --                            398
Obligations under capital leases  ...........       1,567         64                          1,631
Convertible subordinated debt  ..............      45,250         --                         45,250
Minority interest  ..........................          --         --                             --
Common stock  ...............................           8      2,164        (2,164)(4)            8
Paid-in capital  ............................      31,687         --         5,603 (5)       37,290
Retained earnings  ..........................      10,992       (715)          715 (4)       10,992
                                                ----------   --------    -------------   --------------
   Total shareholders' equity ...............      42,687      1,449         4,154           48,290
                                                ----------   --------    -------------   --------------
Total liabilities and shareholders' equity  .    $105,208     $3,543       $ 4,154         $112,905
                                                ==========   ========    =============   ==============

Working Capital  ............................    $ 47,215     $ (736)                      $ 41,189
                                                ==========   ========                    ==============

------
(1) Reflects the AAMC Merger in which the Company paid $4,034,000 and 286,000 Common Shares with a market value of $4,501,000. Such acquisition has been accounted for as a purchase.
(2) Reflects the cash portion of the consideration paid in the AAMC Merger and the Other Post 9/30/96 Acquisition.
(3) Reflects the effect of the AAMC Merger and the Other Post 9/30/96 Acquisition, which acquisitions were made after September 30, 1996. The aggregate purchase price of the AAMC Merger and the Other Post 9/30/96 Acquisition was $15,699,000, which was in excess of the aggregate net assets acquired in the amount of $13,168,000. The excess purchase price is assumed to have a life of 20 years.
(4) Reflects the elimination of the shareholder's equity from the AAMC Merger and the Other Post 9/30/96 Acquisition.
(5) Reflects the adjustments to increase paid-in capital arising from the issuance of Common Shares in connection with the AAMC Merger and the Other Post 9/30/96 Acquisition.



                                     PFF-2

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              For the Nine Months Ending September 30, 1996
                                             -------------------------------------------------------------------------------

                                                CMI         AAMC      Other Acquisitions    Adjustments        Pro forma
                                             ---------   ----------    ------------------   -------------   ----------------
                                                            (7)                                 (6)               (1)
Revenue  .................................  $20,030       $ 5,581           $1,787             $  --           $27,398
Interest discount (2)  ...................   (1,748)           --               --                              (1,748)
                                             ---------   ----------    ------------------   -------------   ----------------
Net revenue  .............................   18,282         5,581            1,787                --            25,650
Cost of revenue  .........................    6,598         4,721            1,526                              12,845
General and administrative expenses  .....    4,869         1,830              308               494(4)          7,501
                                             ---------   ----------    ------------------   -------------   ----------------
Operating income  ........................    6,815          (970)             (47)             (494)            5,304
Interest discount included in income (3)      1,855            --               --                               1,855
Other income/(expense)  ..................   (1,142)          (71)             (10)                             (1,223)
                                             ---------   ----------    ------------------   -------------   ----------------
Income before provision for income taxes      7,528        (1,041)             (57)             (494)            5,936
Provision for taxes  .....................    3,613            --                1              (517)(5)         3,097
                                             ---------   ----------    ------------------   -------------   ----------------
Net income  ..............................  $ 3,915       $(1,041)          $  (58)            $  23           $ 2,839
                                             =========   ==========    ==================   =============   ================
Primary net income per share  ............  $  0.50                                                         $     0.35
                                             =========                                                      ================
Fully diluted net income per share  ......  $  0.42                                                         $     0.30
                                             =========                                                      ================
Weighted average number of shares
  outstanding ............................    7,840                                                              8,198
                                             =========                                                      ================
Pro forma income taxes (5)  ..............                                     340                                 340
                                                                       ------------------                   ----------------
Pro forma net income  ....................                                  $ (398)                            $ 2,499
                                                                       ==================                   ================

                                                          For the Year Ended December 31, 1995
                                ----------------------------------------------------------------------------------------
                                    CMI        MMI        AAMC     Other Acquisitions     Adjustments       Pro forma
                                 ---------   --------    --------   ------------------   -------------   ---------------
                                                                                                 (6)            (1)
Revenue  .....................  $12,294     $7,287       $6,530          $3,224             $    --        $29,335
Interest discount (2)  .......   (2,017)      (702)          --              --                             (2,719)
                                 ---------   --------    --------   ------------------   -------------   ---------------
Net revenue  .................   10,277      6,585        6,530           3,224                  --         26,616
Cost of revenue  .............    2,771      2,792        3,905           2,160                             11,628
General and administrative
  expenses ...................    2,974      2,382        2,323             851               1,092(4)       9,622
                                 ---------   --------    --------   ------------------   -------------   ---------------
Operating income  ............    4,532      1,411          302             213              (1,092)         5,366
Interest discount included in
  income (3) .................    1,585        651           --              --                              2,236
Other income/(expense)  ......      (29)      (170)         (11)             (3)                              (213)
                                 ---------   --------    --------   ------------------   -------------   ---------------
Income before provision for
  income taxes ...............    6,088      1,892          291             210              (1,092)         7,389
Provision for taxes  .........    2,861        889           --               1                 234(5)       3,985
                                 ---------   --------    --------   ------------------   -------------   ---------------
Net income  ..................  $ 3,227     $1,003       $  291          $  209             $(1,326)       $ 3,404
                                 =========   ========    ========   ==================   =============   ===============
Primary net income per share    $  1.08     $ 0.33                                                         $  0.43
                                 =========   ========                                                    ===============
Fully diluted net income per
  share ......................  $    --     $ 0.29                                                         $    --
                                 =========   ========                                                    ===============
Weighted average number of
  shares outstanding .........    2,981      3,035                                                           7,964
                                 =========   ========                                                    ===============
Pro forma income taxes (5)  ..                              131             305                                436
                                                         --------   ------------------                   ---------------
Pro forma net income (loss)  .                           $  160          $  (96)                           $ 2,968
                                                         ========   ==================                   ===============

------
(1) Reflects the AAMC Merger and the Other Acquisitions as if they had occurred at the beginning of each year and includes the MMI Merger at January 1, 1995.
(2) Represents an interest discount taken to reflect the presumed collection of revenues over a period in excess of one year. See "Notes to Consolidated Financial Statements of CMI."
(3) Represents interest income included in income as a result of the amortization over three and two year periods of the interest discount on revenues for CMI and MMI, respectively. See "Notes to Consolidated Financial Statements of CMI and MMI."

                                     PFF-3

(4) Reflects the amortization of purchase price in excess of net assets acquired recorded at approximately $21,843,000 in 1995 assuming a useful life of 20 years. In 1996, MMI is consolidated with CMI.
(5) Pro forma net income reflects a provision for income taxes since certain acquisitions had been S Corporations before being acquired by CMI. Such provision assumes an effective tax rate of 47%.
(6) The adjustments are based on available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual recording of the MMI Merger, AAMC Merger and the Other Acquisitions (which recording management does not expect to vary materially) will be based on independent appraisals, evaluations and estimates of fair values.
(7) Included in general and administrative expenses are bonuses aggregating approximately $474,000 paid to substantially all AAMC employees for past services.



                                     PFF-4